UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2010

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia	125124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 10, 2010, CTC Media, Inc. (the “Company”) entered into a Second Amendment Agreement (the “Stockholders’ Agreement Amendment”) amending the Stockholders’ Agreement dated as of May 12, 2006, as amended by the Amendment Agreement dated as of November 5, 2008 (together, the “Agreement”), by and among the Company and the affiliates of Modern Times Group MTG AB and Alfa Bank that are stockholders of the Company.  The Stockholders’ Agreement Amendment was entered into to extend the term of the Agreement to the earlier of June 6, 2014 and the date on which all stockholders party to the Agreement agree in writing to terminate the Agreement.

The description of the material terms of the Stockholders’ Agreement Amendment is qualified in its entirety by the Stockholders’ Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)         Exhibits

10.1

Second Amendment Agreement dated as of June 10, 2010 by and among the Company, MTG Russia AB and Alfa CTC Holdings Limited, amending the Stockholders’ Agreement dated as of May 12, 2006, as amended by the Amendment Agreement dated as of November 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: June 10, 2010	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Second Amendment Agreement dated as of June 10, 2010 by and among the Company, MTG Russia AB and Alfa CTC Holdings Limited, amending the Stockholders’ Agreement dated as of May 12, 2006, as amended by the Amendment Agreement dated as of November 5, 2008.